Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852
MOTORCAR PARTS OF AMERICA REPORTS RECORD FISCAL 2011
SECOND QUARTER RESULTS
—Operating Income Jumps 42 Percent on Strong Sales—
     LOS ANGELES, CA – November 8, 2010 – Motorcar Parts of America, Inc.
(NasdaqGM: MPAA) today reported record results for its fiscal 2011 second quarter and six months ended September 30, 2010.
     Net income for the fiscal 2011 second quarter increased to $3.5 million, or $0.29 per diluted share, compared with net income of $3.4 million, or $0.28 per diluted share, for the comparable period a year earlier. Results for the same period a year earlier included a $1.3 million, or $0.07 per diluted share, gain related to the company’s acquisition of certain assets of Reliance Automotive in August 2009.
     Net sales for the fiscal 2011 second quarter increased to $41.0 million from $39.4 million for the same period last year.
     Gross profit for the fiscal 2011 second quarter was $12.7 million compared with $10.8 million for the same period a year ago. Gross profit as a percentage of net sales for the fiscal 2011 second quarter was 30.9 percent compared with 27.4 percent in the same quarter a year ago.
     Operating income for the fiscal second quarter increased 42 percent to $7.5 million from $5.3 million in the same period a year ago.
     Net income for the fiscal 2011 six-month period increased 30.0 percent to $6.0 million, or $0.49 per diluted share, from $4.6 million, or $0.38 per diluted share, a year earlier. Net sales increased seven percent to $77.2 million from $72.1 million in the corresponding period a year ago.
     Gross profit for the fiscal 2011 six-months was $24.2 million compared with $18.0 million in the same period in fiscal 2011. Gross profit as a percentage of net sales for the same period was 31.4 percent compared with 24.9 percent a year earlier.
     Operating income for the six months was $12.9 million compared with $8.3 million for the same period in fiscal 2010.
     “The company’s fiscal second quarter results reflect continued solid growth in our business and strong operating performance, supported by positive automotive aftermarket dynamics and strong industry momentum. Equally important, our team has been able to capitalize on these positive trends and
(more)
Tribecca Plaza • 12233 West Olympic Boulevard Suite 258 • Los Angelles, California 90064

TELEPHONE 310.442.9852

FACSIMILE 310.442.9855

Motorcar Parts of America, Inc.
2-2-2
execute on the company’s healthy business model to achieve our goals,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.
Teleconference and Web Cast
     Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for its fiscal 2011 second quarter. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international). For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on Monday, November 8, 2010 through 8:59 p.m. Pacific time on Sunday, November 14, 2010 by calling (800)-642-1687 (domestic) or (706)-645-9291 (international) and using access code: 16370843.
About Motorcar Parts of America
     Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2010 and in its Form 10-Q filed with the SEC thereafter for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales	$40,977,000	$39,437,000	$77,211,000	$72,127,000
Cost of goods sold	28,295,000	28,621,000	52,984,000	54,140,000

Gross profit	12,682,000	10,816,000	24,227,000	17,987,000
Operating expenses:
General and administrative	3,571,000	3,653,000	7,595,000	6,165,000
Sales and marketing	1,201,000	1,535,000	2,941,000	2,807,000
Research and development	396,000	334,000	762,000	668,000

Total operating expenses	5,168,000	5,522,000	11,298,000	9,640,000

Operating income	7,514,000	5,294,000	12,929,000	8,347,000
Other expense (income):
Gain on acquisition	—	(1,331,000)	—	(1,331,000)
Interest expense — net	1,701,000	974,000	3,303,000	1,970,000

Income before income tax expense	5,813,000	5,651,000	9,626,000	7,708,000
Income tax expense	2,312,000	2,216,000	3,605,000	3,078,000

Net income	$3,501,000	$3,435,000	$6,021,000	$4,630,000

Basic net income per share	$0.29	$0.29	$0.50	$0.39

Diluted net income per share	$0.29	$0.28	$0.49	$0.38

Weighted average number of shares outstanding:
Basic	12,038,636	11,973,510	12,043,818	11,967,797

Diluted	12,202,507	12,101,997	12,220,257	12,086,298

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$5,815,000	$1,210,000
Short-term investments	265,000	451,000
Accounts receivable — net	—	5,553,000
Inventory— net	27,773,000	31,547,000
Inventory unreturned	4,366,000	3,924,000
Deferred income taxes	8,455,000	8,391,000
Prepaid expenses and other current assets	1,928,000	2,735,000

Total current assets	48,602,000	53,811,000
Plant and equipment — net	11,563,000	12,693,000
Long-term core inventory — net	76,302,000	67,957,000
Long-term core inventory deposit	25,984,000	25,768,000
Long-term deferred income taxes	722,000	951,000
Long-term note receivable	1,894,000	—
Intangible assets — net	5,917,000	6,304,000
Other assets	1,660,000	1,549,000

TOTAL ASSETS	$172,644,000	$169,033,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,190,000	$31,603,000
Accrued liabilities	3,134,000	1,863,000
Accrued salaries and wages	2,574,000	3,590,000
Accrued workers’ compensation claims	1,350,000	1,574,000
Customer finished goods returns accrual	6,696,000	7,454,000
Income tax payable	535,000	678,000
Other current liabilities	478,000	697,000
Current portion of term loan	2,000,000	2,000,000
Current portion of capital lease obligations	308,000	953,000

Total current liabilities	47,265,000	50,412,000
Term loan, less current portion	6,500,000	7,500,000
Deferred core revenue	7,738,000	6,061,000
Deferred gain on sale-leaseback	58,000	319,000
Other liabilities	639,000	676,000
Capital lease obligations, less current portion	304,000	445,000

Total liabilities	62,504,000	65,413,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,052,271 and 12,026,021 shares issued and outstanding at September 30, 2010 and March 31, 2010, respectively	121,000	120,000
Treasury stock, at cost, 14,400 shares of common stock at September 30, 2010 and none at March 31, 2010	(89,000)	—
Additional paid-in capital	92,934,000	92,792,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Accumulated other comprehensive loss	(981,000)	(1,426,000)
Retained earnings	16,276,000	10,255,000

Total shareholders’ equity	110,140,000	103,620,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$172,644,000	$169,033,000